Exhibit 3.1

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:33 PM 09/21/2000
001477840 — 2125868
RESTATED
CERTIFICATE OF INCORPORATION
OF
SUPERCONDUCTOR TECHNOLOGIES INC.
(Originally incorporated on May 11, 1987)
ARTICLE I
     The name of this corporation is “Superconductor Technologies Inc.”
ARTICLE II
     The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.
ARTICLE III
     The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
ARTICLE IV
     Section 1. The Corporation is authorized to issue two classes of shares to be designated respectively Common Stock and Preferred Stock. The total number of shares of common Stock which the Corporation shall have authority to issue is 75,000,000, having a par value of $0.001 per share (the “Common Stock”), and the total number of shares of Preferred Stock this Corporation shall have authority to issue is 2,000,000, having a par value of $0.001 per share (the “Preferred Stock”).
     The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is authorized to determine or alter the powers, preferences and rights and the qualifications, limitations or restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and within the limitations or restrictions stated in any resolution or resolutions of the Board of

Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issuance of shares of that series, to determine the designation of any series, and to fix the number of shares of any series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.
     The Corporation shall from time to time in accordance with the laws of the State of Delaware increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall not be sufficient to permit conversion of the Preferred Stock.
ARTICLE V
     The Corporation is to have perpetual existence.
ARTICLE VI
     Except as otherwise provided in this Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend or rescind any or all of the Bylaws of the Corporation.
ARTICLE VII
     Section 1. The number of directors of the Corporation shall be fixed from time to time by a Bylaw or amendment thereof duly adopted by the Board of Directors or by the stockholders.
     Section 2. Vacancies occurring on the Board of Directors for any reason may be filled by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at a meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy shall hold office until the next succeeding annual meeting of stockholders of the Corporation and until his or her successor shall have been duly elected and qualified.

ARTICLE VIII
     Elections of directors at an annual or special meeting need not be by written ballot unless the Bylaws of the Corporation shall so provide.
ARTICLE IX
     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.
ARTICLE X
     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.
ARTICLE XI
     To the fullest extent permitted by Delaware General Corporation Law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

     IN WITNESS WHEREOF, this Restated Certificate of Incorporation which only restates and integrates and does not further amend the provisions of the Restated Certificate of Incorporation of this Corporation as heretofore amended or supplemented, there being no discrepancies between those provisions and the provisions of this Restated Certificate of Incorporation, and it having been duly adopted by the Corporation’s Board of Directors in accordance with Section 245 of the Delaware General Corporation Law has been executed by its duly authorized officer this 21 day of September, 2000

SUPERCONDUCTOR TECHNOLOGIES INC.
/s/ Martin S. McDermut
Name:	Martin S. McDermut
Title:	Vice President, Finance and Administration

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 06/11/2001
010279493 — 2125868
CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
Superconductor Technologies Inc.
a Delaware corporation
     Superconductor Technologies Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), hereby certifies as follows:
     1. That the Restated Certificate of Incorporation of the Company is hereby amended to add Article XII which reads in its entirety as follows:
“ARTICLE XII
No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Company may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.”
     2. That the foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law, by approval of the Board of Directors of the Company at its meeting on February 8, 2001 and by the affirmative vote of the holders of at least a majority of the outstanding Common Stock of the Company entitled to vote thereon at the annual meeting of stockholders on May 17, 2001. There is no other class of stock entitled to vote on this amendment.
     IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment of Restated Certificate of Incorporation to be duly executed by its authorized officer this 17th day of May, 2001.

Superconductor Technologies Inc.
By:	/s/ Martin S. McDermut
Martin S. McDermut
Vice President, Chief Financial Officer and Secretary

010517 Certificate of Amendment

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 06:50 PM 12/17/2002
020778031 — 2125868
CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
Superconductor Technologies Inc.
a Delaware corporation
     Superconductor Technologies Inc. a corporation organized and existing under the laws of the State of Delaware (the “Company”), hereby certifies as follows:
     1. That the second sentence of the first paragraph of Section 1 of Article IV of the Restated certificate of Incorporation of the Company is hereby amended and restated in its entirety as follows:
“The total number of shares of Common Stock which the Corporation shall have authority to issue is 125,000,000 shares, having a par value of $0.001 per share (the “Common Stock”), and the total number of shares of Preferred Stock this Corporation shall have authority to issue is 2,000,000 shares, having a par value of $0.001 per share (the “Preferred Stock”).”
     2. That the foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law by approval of the Board of Directors of the Company at its meeting on November 6, 2002, and by the affirmative vote of the holders of at least a majority of the outstanding Common Stock of the Company entitled to vote thereon at the meeting of stockholders on December 17, 2002. There are no other classes of stock outstanding entitled to vote on this amendment.
     IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment of Restated Certificate of Incorporation to be duly executed by its authorized officer this 17th day of December, 2002.

Superconductor Technologies Inc.
By:	/s/ Martin S. McDermut
Martin S. McDermut, Senior Vice President,
Chief Financial Officer and Secretary

021217 Certificate of Amendment

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
Superconductor Technologies Inc.
a Delaware corporation
     Superconductor Technologies Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), hereby certifies as follows:
     1. That the second sentence of the first paragraph of Section 1 of Article IV of the Restated Certificate of Incorporation of the Company is hereby amended and restated in its entirety as follows:
“The total number of shares of Common Stock which the Corporation shall have authority to issue is 250,000,000 shares, having a par value of $0.001 per share (the “Common Stock”), and the total number of shares of Preferred Stock this Corporation shall have authority to issue is 2,000,000 shares, having a par value of $0.001 per share (the “Preferred Stock”).”
     2. That the foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law by approval of the Board of Directors of the Company at its meeting on March 18, 2005, and by the affirmative vote of the holders of at least a majority of the outstanding Common Stock of the Company entitled to vote thereon at the meeting of stockholders on May 25, 2005. There are no other classes of stock outstanding entitled to vote on this amendment.
     IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment of Restated Certificate of Incorporation to be duly executed by its authorized officer this 31st day of May 2005.

Superconductor Technologies Inc.
By:	/s/ Martin S. McDermut
Martin S. McDermut, Senior Vice President,
Chief Financial Officer and Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:45 PM 06/02/2005
FILED 06:35 PM 06/02/2005
SRV 050464069 — 2125868 FILE

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:31 AM 03/01/2006
FILED 11:31 AM 03/01/2006
SRV 060201352 — 2125868 FILE
CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
Superconductor Technologies Inc.
a Delaware corporation
     Superconductor Technologies Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), hereby certifies as follows:
     1. That Article IV of the Restated Certificate of Incorporation of the Company is hereby amended to add Section 2 as follows:
“Section 2. Effective as of the close of business on March 10, 2006, each ten (10) shares of the issued and outstanding shares of Common Stock of this corporation shall thereby and thereupon automatically be combined into one (1) validly issued, fully paid and nonassessable share of Common Stock of this corporation (the “Reverse Stock Split”). No scrip or fractional shares will be issued by reason of the Reverse Stock Split. In lieu thereof, cash shall be distributed to each stockholder of the Company who would otherwise have been entitled to receipt of a fractional share and that the amount of cash to be distributed shall be based upon the closing price of a share of Common Stock on the Nasdaq Capital Market on the effective date of this Certificate of Amendment.”
     2. That the foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law by approval of the Board of Directors of the Company at its meeting on February 28, 2006, and by the affirmative vote of the holders of at least a majority of the outstanding Common Stock of the Company entitled to vote thereon at the meeting of stockholders on May 25, 2005. There are no other classes of stock outstanding entitled to vote on this amendment.
     IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment of Restated Certificate of Incorporation to be duly executed by its authorized officer this 28th day of February, 2006.

Superconductor Technologies Inc.
By:	/s/ Martin S. McDermut
Martin S. McDermut, Senior Vice President,
Chief Financial Officer and Secretary